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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc. on Form S-3 of our report dated February 25, 2000 (March 28, 2000 as to paragraphs 21, 23 and 26 of Note 8 and paragraph 3 of
Note 18) appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


 /s/ DELOITTE & TOUCHE LLP

McLean, Virginia
April 14, 2000